Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 16.02, this “Agreement”) is made and entered into as of November 17, 2024 (the “Execution Date”), by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, collectively, the “Parties”):

i.
CareMax, Inc., a company incorporated under the Laws of Delaware (“Parent”), and each of its affiliates listed on Exhibit A to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Term Loan Lenders (as defined herein) (the Entities in this clause (i), collectively, the “Company Parties”);
ii.
the undersigned holders of Prepetition Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement or a Transfer Agreement to counsel to the Company Parties (collectively, the “Consenting Term Loan Lenders”); and
iii.
RHG Network, LLC, a Delaware limited liability company, and its permitted successors, assigns, or designees, as applicable (the “ACO Purchaser”).

RECITALS

WHEREAS, the Company Parties, the Consenting Term Loan Lenders, and, solely with respect to the ACO Sale Transaction, the ACO Purchaser have in good faith and at arms’ length negotiated or been apprised of certain restructuring transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the joint prearranged chapter 11 plan attached as Exhibit B hereto (the “Plan”1 and, such transactions as described in this Agreement and the Plan, the “Restructuring Transactions”);

WHEREAS, the Restructuring Transactions include:

1 Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 of this Agreement. Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Plan.

(i)
entry into the financing facility with the Consenting Term Loan Lenders in an aggregate amount of $122,000,000 (the “DIP Facility”), on the terms in conditions set forth in that certain Superpriority Priming Debtor-In-Possession Credit Agreement (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “DIP Credit Agreement”), by and among Parent, as the borrower, certain subsidiaries of the borrower from time to time party thereto as guarantors, the lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent and collateral agent under the DIP Facility, attached hereto as Exhibit D;
(ii)
a Marketing and Sale Process (as defined herein) for the highest and best price with respect to the Core Centers Assets (as defined herein);
(iii)
a sale, with the consent of the Required Consenting Term Loan Lenders, of the Core Centers Assets (the “Core Centers Sale Transaction”), which may include a credit bid submitted by the DIP Lenders and/or Prepetition Term Loan Lenders (such credit bid transaction (the “Credit Bid Sale Transaction”), to be effectuated through the Plan;
(i)
a business combination transaction, with the consent of the Required Consenting Term Loan Lenders, relating to the ACO Entities and related assets (the “ACO Sale Transaction” and, together with the Core Centers Sale Transaction, the “Sale Transactions”) to be effectuated through the Plan; and
(ii)
the pursuit and consummation of the Plan that embodies the Restructuring Transactions.

WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the (i) commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”) and (ii) the prearranged Plan following the commencement of Chapter 11 Cases in the Bankruptcy Court;

WHEREAS, as of the date hereof, the Consenting Term Loan Lenders hold, in the aggregate, 100% of the aggregate outstanding principal amount of the Prepetition Term Loans;

WHEREAS, certain of the Consenting Term Loan Lenders have elected to commit to provide the DIP Facility as indicated below their names on the signature pages hereto, and the Company Parties and the Consenting Term Loan Lenders have reached an agreement for the consensual use of Cash Collateral (as defined in the Bankruptcy Code), in each case on the terms set forth in the DIP Credit Agreement and the Interim DIP Order, attached hereto as Exhibit F;

WHEREAS, the Required Consenting Term Loan Lenders have consented to the ACO Sale Transaction, and the ACO Purchaser and the applicable Company Parties have executed the ACO SPA (as defined below) in connection herewith; and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Plan;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.
Definitions and Interpretation.
1.01.
Definitions. The following terms shall have the following definitions:

“ACO Entities” means Debtors CareMax Accountable Care Network, LLC, CareMax National Care Network, LLC, and CareMax Health Partners, LLC.

“ACO Purchaser” has the meaning set forth in the recitals to this Agreement.

“ACO Sale Documents” has the meaning set forth in the recitals to the Plan.

“ACO SPA” means that certain Securities Purchase Agreement dated November 17, 2024, by and between Debtors Sparta Merger Sub I LLC, Sparta Merger Sub II LLC, CareMax, Inc. and the ACO Purchaser, including all exhibits, schedules, and addendum thereto, as may be amended, amended and restated, supplemented, or modified from time to time, attached hereto as Exhibit G.

“ACO Sale Outside Date” means the “Outside Date” as defined in the ACO SPA.

“ACO Sale Transaction” has the meaning set forth in the recitals to this Agreement.

“Agent” means any administrative agent, collateral agent, or similar Entity under the Prepetition Credit Agreement, including any successors thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 16.02 (including the Plan).

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Assumption Motion” has the meaning ascribed to such term in the ACO SPA.

“Assumption Order” has the meaning ascribed to such term in the ACO SPA.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court in which the Chapter 11 Cases are commenced or another United States Bankruptcy Court with jurisdiction over the Chapter 11 Cases.

“Bar Date Motion” has the meaning ascribed to such term in the Plan.

“Bar Date Order” has the meaning ascribed to such term in the Plan.

“Bidding Procedures” has the meaning ascribed to such term in the Plan.

“Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)) or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Cash” means cash in legal tender of the United States of America and cash equivalents including bank deposits, checks, and other similar items.

“Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, controversies, proceedings, agreements, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, Liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by Law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any avoidance actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party, including the Prepetition Term Loan Claims.

“Company Parties” has the meaning set forth in the recitals to this Agreement.

“Company Parties Advisors” means Sidley Austin LLP, as counsel, Alvarez & Marsal North America, LLC, as restructuring and financial advisor, Piper Sandler & Co., as investment banker, and any other special or local advisors providing advice to the Company Parties in connection with the Restructuring Transactions.

“Confirmation Order” means the confirmation order with respect to the Plan.

“Consenting Term Loan Lender Termination Events” means the events upon which this Agreement may be terminated by the Consenting Term Loan Lenders in accordance with Section 13.01 hereto.

“Consenting Term Loan Lenders” has the meaning set forth in the preamble to this Agreement.

“Core Centers Assets” has the meaning ascribed to such term in the Plan .

“Core Centers Sale Transaction” has the meaning ascribed to such term in the Plan.

“Debtors” means the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means the documents listed in Section 3 of this Agreement.

“DIP Lenders” has the meaning ascribed to such term in the Plan.

“DIP Orders” means, together, the Interim DIP Order and the Final DIP Order.

“Disclosure Statement” means the Disclosure Statement Relating to the Joint Chapter 11 Plan of CareMax, Inc. and its Debtor Affiliates, dated November 17, 2024 (as such may be amended, supplemented, or modified from time to time thereafter), including all exhibits and schedules thereto, attached hereto as Exhibit C.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Final DIP Order” means an order by the Bankruptcy Court approving the DIP Facility and related relief on a final basis.

“First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file.

“Holder” means a Person or Entity, as applicable, holding a Claim against or an Interest in any of the Debtor.

“Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement), including the Existing Equity Interests.

“Interim DIP Order” means an order by the Bankruptcy Court approving the DIP Facility and related relief on an interim basis.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Marketing and Sale Process” means the marketing and sale process for the Core Centers Assets.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transfer” means each transfer of any Company Claims/Interests that meet the requirements of Section 10.01 hereof.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 10.01 hereof.

“Petition Date” means the first date any of the Company Parties commences a Chapter 11 Case.

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” means the occurrence of the effective date of the Plan according to its terms.

“Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement as set forth in this Plan and in accordance with this Agreement.

“Prepetition Credit Agreement” means that certain Credit Agreement dated May 10, 2022, by and between (as amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Prepetition Credit Facility” means the first lien secured credit facility outstanding under the Prepetition Credit Agreement.

“Prepetition Term Loan” means loans outstanding under the Prepetition Credit Agreement, dated May 22, 2022 (as amended, modified, or supplemented from time to time in accordance with the terms thereof), by and between Parent, as borrower, the guarantors party thereto, Jefferies Finance, LLC, as administrative agent, collateral agent, sole lead arranger, and bookrunner, and the lenders party thereto from time to time.

“Prepetition Term Loan Claims” means any Claim on account of the Prepetition Term Loans.

“Prepetition Term Loan Lenders” the meaning ascribed to such term in the Plan.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Required Consenting Term Loan Lenders” means, as of the relevant date, Consenting Term Loan Lenders holding at least 50.01% of the aggregate outstanding principal amount of Prepetition Term Loans that are held by Consenting Term Loan Lenders.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(l), (2), (3), and (7) of the Securities Act.

“Sale Documents” has the meaning ascribed to such term in the Plan.

“Sale Transactions” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitation Order” means an order by the Bankruptcy Court approving the Solicitation Package and such other relief requested in the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing; (II) Conditionally Approving the Disclosure Statement; (III) Establishing a Plan and Disclosure Statement Objection Deadline and Related Procedures; (V) Approving the Combined Notice; and (IV) Granting Related Relief.

“Solicitation Package” has the meaning ascribed to such term in the Disclosure Statement.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, or 13.04.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit E.

“Transition Services Agreement” means that certain Services Agreement, by and between Brady Health Buyer, LLC and CareMax, Inc., dated November 17, 2024 attached hereto as Exhibit H.

“Wind-Down Budget” has the meaning ascribed to such term in the Plan and as approved by the applicable parties in accordance with Section 3.01, which budget shall not exceed the Wind‑Down Amount.

1.02.
Interpretation. For purposes of this Agreement:
(a)
in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(b)
capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)
unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)
unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;
(e)
unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(f)
the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)
captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;
(h)
references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;
(i)
the use of “include” or “including” is without limitation, whether stated or not; and
(j)
the phrase “counsel to the Consenting Term Loan Lenders” refers in this Agreement to each counsel specified in Section 16.10 other than counsel to the Company Parties.
Section 2.
Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:
(a)
each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;
(b)
holders of at least two thirds (66.7%) of the aggregate outstanding principal amount of Prepetition Term Loans shall have executed and delivered counterpart signature pages of this Agreement;
(c)
the ACO Purchaser shall have executed and delivered counterpart signature pages of this Agreement to counsel of each of the Parties; and
(d)
counsel to the Company Parties shall have given notice to counsel to the Consenting Term Loan Lenders and the ACO Purchaser in the manner set forth in Section 16.10 hereof (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have occurred.
Section 3.
Definitive Documents.
3.01.
The Definitive Documents governing the Restructuring Transactions (including any modifications, restatements, supplements or amendments to any of them) shall include the following: (a) the Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Solicitation Order and documents comprising the Solicitation Package; (e) the Plan Supplement; (f) the Bar Date Motion and Bar Date Order; (g) the DIP Orders; (h) the Sale Documents; (i) the Bidding Procedures; (j) the First Day Pleadings and all orders sought pursuant thereto; (k) the Wind-Down Budget; (l) the Wind-Down Amount; (m) any such other agreements and documentation ancillary to the documents specified in the foregoing clauses (a) through (m) that are necessary to consummate and document the Restructuring Transactions; provided, that each of the agreements and documentation described in clause (m) shall be consistent with this Agreement in all respects.
3.02.
The Definitive Documents (including any modifications, restatements, supplements or amendments to any of them) not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14. Further, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties, the Required Consenting Term Loan Lenders, and, solely as they relate to the ACO Sale Transaction, the ACO Purchaser.
Section 4.
Commitments of the Consenting Term Loan Lenders.
4.01.
General Commitments, Forbearances, and Waivers.
(a)
During the Agreement Effective Period, each Consenting Term Loan Lender (severally and not jointly) agrees, in respect of all of its Company Claims/Interests, to:
(i)
support the Restructuring Transactions, including, for the avoidance of doubt, the Core Centers Sale Transaction and the ACO Sale Transaction, and subject to receipt of the Disclosure Statement and Bankruptcy Court approval of the same, vote and exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring Transactions;
(ii)
use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;
(iii)
use commercially reasonable efforts to oppose any party or person from taking any actions contemplated in Section 4.02(b);
(iv)
give any notice, order, instruction, or direction to the applicable Agent necessary to give effect to the Restructuring Transactions;
(v)
negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party; and
(vi)
in the event of the Credit Bid Sale Transaction is pursued:
1)
support and take all steps reasonably necessary and desirable to consummate the Credit Bid Sale Transaction in accordance with this Agreement and the applicable purchase agreement;
2)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Credit Bid Sale Transaction contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;
3)
use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Credit Bid Sale Transaction; and
4)
negotiate in good faith and use commercially reasonable efforts to execute and deliver the applicable Definitive Documents and any other required agreements to effectuate and consummate the Credit Bid Sale Transaction as contemplated by this Agreement.
(b)
During the Agreement Effective Period, each Consenting Term Loan Lender agrees, in respect of all of its Company Claims/Interests, that it shall not directly or indirectly:
(i)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions, including, for the avoidance of doubt, the ACO Sale Transaction;
(ii)
propose, file, support, or vote for any Alternative Restructuring Proposal;
(iii)
file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement, the ACO Sale Transaction, or the Plan;
(iv)
initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;
(v)
exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of Claims against or Interests in the Company Parties; or
(vi)
object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code.
4.02.
Commitments with Respect to Chapter 11 Cases.
(a)
During the Agreement Effective Period, each Consenting Term Loan Lender that is entitled to vote to accept or reject the Plan pursuant to its terms, severally and not jointly, agrees in respect of itself that it shall, subject to receipt by such Consenting Term Loan Lender of the Solicitation Package:
(i)
provided that its vote has been properly solicited pursuant to applicable Law and the Plan comports with the consent rights of such Consenting Term Loan Lender, and subject to receipt of the Disclosure Statement and Bankruptcy Court approval of the same, vote each of its

Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Package and the ballot;
(ii)
to the extent it is permitted to elect whether to opt out of or to opt in to the releases set forth in the Plan, as applicable, (a) elect not to opt out of or (b) elect to opt in to, as applicable, the Debtor and third-party releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and
(iii)
not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above.
(b)
During the Agreement Effective Period, each Consenting Term Loan Lender, severally, and not jointly, in respect of itself and each of its Company Claims/Interests, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party or the ACO Purchaser in the Bankruptcy Court that is consistent with this Agreement, unless such Consenting Term Loan Lender in good faith disputes that such motion, other pleading or document is consistent with this Agreement.
Section 5.
Additional Provisions Regarding the Consenting Term Loan Lender’ Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Term Loan Lender to consult with any other Consenting Term Loan Lender, the Company Parties, the ACO Purchaser, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Term Loan Lender to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) affect the ability of any Consenting Term Loan Lender to direct the Agent or incur any indemnity obligations; and (d) prevent any Consenting Term Loan Lender from enforcing this Agreement or the Prepetition Credit Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 6.
Commitments of the Company Parties.
6.01.
Affirmative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to:
(a)
act in good faith and to support, not object to, and take all reasonable actions (consistent with the terms of this Agreement) reasonably necessary or reasonably requested by the Required Consenting Term Loan Lenders, or, as applicable, the ACO Purchaser to facilitate the solicitation, approval of and entry of orders regarding the Definitive Documents and confirmation and consummation of the Plan and the Restructuring Transactions contemplated herein, including, for the avoidance of doubt, the ACO Sale Transaction, in each case, consistent with the terms and conditions, and within the timeframes contemplated by, this Agreement (including the Plan);
(b)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;

(c)
use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;
(d)
negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;
(e)
use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent; and
(f)
provide counsel for the Consenting Prepetition Term Loan Lenders and, solely with respect to any First Day Pleadings materially implicating the ACO Sale Transaction, including the Assumption Motion, the ACO Purchaser, a reasonable opportunity to review draft copies of all First Day Pleadings.
6.02.
Negative Commitments. Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:
(a)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions, including, for the avoidance of doubt, the ACO Sale Transaction or the Core Centers Sale Transaction;
(b)
take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in, this Agreement, the Definitive Documents, or the Plan;
(c)
modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; or
(d)
file any material motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement, the ACO Sale Transaction, the Core Centers Sale Transaction, or the Plan.
Section 7.
Additional Provisions Regarding Company Parties’ Commitments.
7.01.
Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement.
7.02.
Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.01), each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider, respond to, and facilitate Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Term Loan Lender), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals.
7.03.
Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 8.
Commitments of the ACO Purchaser.
8.01.
Affirmative Commitments. During the Agreement Effective Period, the ACO Purchaser agrees to:
(a)
support and take all steps reasonably necessary and desirable to consummate the ACO Sale Transaction in accordance with this Agreement;
(b)
to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the ACO Sale Transaction contemplated herein, take all steps reasonably necessary and desirable to address any such impediment;
(c)
use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the ACO Sale Transaction; and
(d)
negotiate in good faith and use commercially reasonable efforts to execute and deliver the applicable Definitive Documents and any other required agreements to effectuate and consummate the ACO Sale Transaction as contemplated by this Agreement.
8.02.
Negative Commitments. During the Agreement Effective Period, the ACO Purchaser shall not directly or indirectly:
(a)
object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the ACO Sale Transaction;
(b)
take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the ACO Sale Transaction described in this Agreement, the applicable Definitive Documents, or the Plan; or
(c)
file any material motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan.

Section 9.
Additional Provisions Regarding the ACO Purchaser’s Commitments. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of the ACO Purchaser to consult with any Consenting Term Loan Lender, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of the ACO Purchaser to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (c) prevent the ACO Purchaser from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.
Section 10.
Transfer of Interests and Securities.
10.01.
During the Agreement Effective Period, no Consenting Term Loan Lender shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:
(a)
in the case of any Company Claims/Interests, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Term Loan Lender; and
(b)
either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Term Loan Lender and the transferee provides notice of such Transfer (including the amount and type of Company Claim/Interest Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer.
10.02.
Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims/Interests. Any Transfer in violation of Section 10.01 shall be void ab initio.
10.03.
This Agreement shall in no way be construed to preclude the Consenting Term Loan Lenders from acquiring additional Company Claims/Interests; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Term Loan Lenders be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Term Loan Lenders) and (b) such Consenting Term Loan Lender must provide notice of such acquisition (including the amount and type of Company Claim/Interest acquired) to counsel to the Company Parties within five (5) Business Days of such acquisition.
10.04.
Notwithstanding Section 10.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 10.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 10.01. To the extent that a Consenting Term Loan Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Term Loan Lender without the requirement that the transferee be a Permitted Transferee.
10.05.
Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfer set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.
Section 11.
Representations and Warranties of Consenting Term Loan Lenders. Each Consenting Stakeholder severally, and not jointly, represents and warrants that, as of the date such Consenting Term Loan Lender executes and delivers this Agreement and as of the Plan Effective Date:
(a)
it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of the Company Claims/Interests reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Company Claims/Interests other than those reflected in, such Consenting Term Loan Lender’ signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 10);
(b)
it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;
(c)
such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Term Loan Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;
(d)
it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law;
(e)
solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Term Loan Lender in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

Section 12.
Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, on the Plan Effective Date:
(a)
it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)
except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;
(c)
the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;
(d)
except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and
(e)
except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.
Section 13.
Termination Events.
13.01.
Consenting Term Loan Lender Termination Events. With respect to the Consenting Term Loan Lenders, this Agreement may be terminated by the Required Consenting Term Loan Lenders by the delivery to all Parties of a written notice in accordance with Section 16.10 hereof upon the occurrence of the following events; provided, that such notice shall not take effect until five (5) Business Days after the Company Parties receive such notice:
(a)
the Bankruptcy Court has not entered the Interim DIP Order within two (2) days of the Petition Date or the Final DIP Order within thirty (32) days of the Petition Date;
(b)
the Plan has not been confirmed within seventy (72) days of the Petition Date (the “Confirmation Outside Date”); provided, that the Confirmation Outside Date may be extended by the Required Consenting Term Loan Lenders;
(c)
the Plan Effective Date has not occurred within eighty-five (85) days of the Petition Date;

(d)
the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Term Loan Lenders seeking termination pursuant to this provision and (ii) remains uncured for ten (10) Business Days after such terminating Consenting Term Loan Lenders transmit a written notice in accordance with Section 16.10 hereof detailing any such breach;
(e)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Consenting Term Loan Lenders transmit a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(f)
the Bankruptcy Court enters an order denying confirmation of the Plan;
(g)
the occurrence of an “Event of Default” under the DIP Credit Agreement that has not been waived or timely cured in accordance therewith;
(h)
the Bankruptcy Court grants relief that is inconsistent in any material respect with this Agreement, the Definitive Documents, or the Restructuring Transactions, and such inconsistent relief is not stayed, reversed, vacated, or modified to be consistent with this Agreement within seven (7) Business Days after the date of such issuance; except if such relief is granted pursuant to a motion filed by any Consenting Term Loan Lender;
(i)
the filing by any Company Party of any Definitive Document, motion, or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, and such filing is not withdrawn (or, in the case of a motion that has already been approved by an order of the Bankruptcy Court at the time the Company Parties are provided with such notice, such order is not stayed, reversed, or vacated) within three (3) Business Days of such filing; provided that any such filing shall not trigger a Consenting Term Loan Lender Termination Event if the Company Party provides a draft of such Definitive Document, motion, or pleading to Ropes & Gray LLP on behalf of the Consenting Term Loan Lenders at least two (2) Business Days prior to such filing, and Ropes & Gray LLP on behalf of the Consenting Term Loan Lenders provides written notice that it does not object to such filing (with email from Ropes & Gray LLP on behalf of the Required Consenting Term Loan Lenders being sufficient) prior to such filing;
(j)
the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Company Parties having an aggregate fair market value in excess of $1,000,000 without the written consent of the Required Consenting Term Loan Lenders;
(k)
the Bankruptcy Court enters an order terminating the Company Parties’ exclusive right to file and solicit acceptances of a chapter 11 plan; except if such relief is granted pursuant to a motion filed by any Consenting Term Loan Lender;
(l)
any of the Company Parties (i) file any motion seeking to avoid, disallow, subordinate, or recharacterize any Prepetition Term Loan Claim or (ii) support any application,

adversary proceeding, or Causes of Action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing or any such third party to bring such application, adversary proceeding, or Causes of Action; or
(m)
the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Term Loan Lenders, not to be unreasonably withheld), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement.
13.02.
Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 16.10 hereof upon the occurrence of any of the following events:
(a)
the breach in any material respect by one or more of the Consenting Term Loan Lenders of any provision set forth in this Agreement that remains uncured for a period of fifteen (15) Business Days after the receipt by the Consenting Term Loan Lenders of notice of such breach;
(b)
the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;
(c)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or
(d)
the Bankruptcy Court enters an order denying confirmation of the Plan.
13.03.
ACO Purchaser Termination Events. The ACO Purchase may terminate this Agreement, solely with respect to itself, upon prior written notice to all Parties in accordance with Section 16.10 hereof upon the occurrence of any of the following events:
(a)
the breach in any material respect by either the Company Parties or one or more of the Consenting Term Loan Lenders of any provision set forth in this Agreement that (i) materially implicates the ACO Sale Transaction and (ii) remains uncured for a period of ten (10) Business Days after the receipt by the applicable Parties of notice of such breach;
(b)
the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of the ACO Sale Transaction and (ii) remains in effect for thirty (30) Business Days after such terminating ACO Purchaser transmits a written notice in accordance with Section 16.10 hereof detailing any such issuance; provided, that this termination right may not be exercised by the ACO Purchaser if it sought or requested such ruling or order in contravention of any obligation set out in this Agreement;
(c)
the Bankruptcy Court has not entered the Assumption Order within thirty-five (35) calendar days of the Petition Date;
(d)
the ACO Sale Transaction has not closed on or prior to the ACO Sale Outside Date; provided, that the ACO Sale Outside Date may be extended by the ACO Purchaser;
(e)
the ACO SPA has terminated in accordance with its terms; or
(f)
the Bankruptcy Court enters an order denying confirmation of the Plan.

For the avoidance of doubt, a termination by the ACO Purchaser in accordance with this Section 13.03 shall not constitute a termination of the ACO SPA.

13.04.
Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Term Loan Lenders; and (b) each Company Party.
13.05.
Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately after the Plan Effective Date.
13.06.
Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or causes of action. Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise. Nothing in this Agreement shall be construed as prohibiting a Company Party, any of the Consenting Term Loan Lenders, or the ACO Purchaser from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Term Loan Lender or the ACO Purchaser, (b) any right of any Consenting Term Loan Lender, or the ability of any Consenting Term Loan Lender, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party, any Consenting Term

Loan Lender, or the ACO Purchaser; or (c) any right of the ACO Purchaser, or the ability of any ACO Purchaser, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or any Consenting Term Loan Lender. No purported termination of this Agreement shall be effective under this Section 13.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except a termination pursuant to Section 13.02(b) or Section 13.02(d). Nothing in this Section 13.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section l 3.02(b).
Section 14.
Amendments and Waivers.
(a)
This Agreement, including the exhibits hereto, may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14.
(b)
This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing (email being sufficient) signed by: (a) each Company Party;(b) the Required Consenting Term Loan Lenders; and, solely with respect to any modification, amendment, supplement, or waiver that affects the rights or obligations of the ACO Purchaser, (c) the ACO Purchaser; provided, however, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on any of the Company Claims/Interests held by a Consenting Term Loan Lender, then the consent of each such affected Consenting Term Loan Lender shall also be required to effectuate such modification, amendment, waiver or supplement.
(c)
Any proposed modification, amendment, waiver or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.
(d)
The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.
Section 15.
Reserved.
Section 16.
Miscellaneous.
16.01.
Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

16.02.
Exhibits Incorporated by Reference; Conflicts. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.
16.03.
Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.
16.04.
Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto.
16.05.
GOVERNING LAW; SUBMISSION TO JURISDICTION: SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.
16.06.
TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.07.
Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.
16.08.
Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Term Loan Lenders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The

Company Parties and the Consenting Term Loan Lenders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.
16.09.
Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.
16.10.
Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)
if to a Company Party, to:

CareMax, Inc.
1000 NW 57th Court,

Suite 400

Miami, FL 33126
Attention: Kevin Wirges, Chief Financial Officer

E-mail address: kevin.wirges@caremax.com

with copies to:

Sidley Austin LLP

1001 Brickell Bay Drive, Suite 900

Miami, Florida 33131
Attention: Joshua Samek
E-mail address: jsamek@sidley.com

and

Sidley Austin LLP
757 7th Avenue

New York, NY 10019
Attention: Anthony Grossi; Jason Hufendick

E-mail address: agrossi@sidley.com; jhufendick@sidley.com

(b)
if to a Consenting Term Loan Lender, to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention; Matthew M. Roose; Tessa M. Ptucha

E-mail address: matthew.roose@ropesgray.com; tessa.ptucha@ropesgray.com

and

Ropes & Gray LLP

191 North Wacker Drive

Chicago, IL 60606

Attention: Chris Pavlovich; Eric P. Schriesheim

E-mail address: christopher.pavlovich@ropesgray.com; eric.schriesheim@ropesgray.com

(c)
if to the ACO Purchaser, to:

RHG Network, LLC

c/o Kinderhook Industries, LLC

505 Fifth Avenue, 25th Floor

New York, NY 10017

Attention: Christian P. Michalik; Matthew Bubis

Email: cmichalik@kinderhook.com; mbubis@kinderhook.com

with copies to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Brian Schartz, P.C.; Thomas Marbury

Email: brian.schartz@kirkland.com; thomas.marbury@kirkland.com

Any notice given by delivery, mail, or courier shall be effective when received.

16.11.
Independent Due Diligence and Decision Making. Each Consenting Term Loan Lender hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.
16.12.
Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.
16.13.
Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.
16.14.
Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
16.15.
Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
16.16.
Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.
16.17.
Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
16.18.
Capacities of Consenting Term Loan Lender. Each Consenting Term Loan Lender has entered into this agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.
16.19.
Survival. Notwithstanding (i) any Transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 16 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.
16.20.
Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Term Loan Lenders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties’ Signature Page to
the Restructuring Support Agreement

COMPANY PARTIES

/s/ Paul Rundell

Name: Paul Rundell
Title: Chief Restructuring Officer

Address: 1000 NW 57th Court, Suite 400, Miami, FL 33126

E-mail address: prundell@alvarezandmarsal.com

Consenting Term Loan Lender’s Signature Page to
the Restructuring Support Agreement

[CONSENTING TERM LOAN LENDER]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
[_____] Term Loan
Equity Interests

AOC Purchaser’s Signature Page to
the Restructuring Support Agreement

RHG NETWORK, LLC

/s/ Benson Sloan

Name: Benson Sloan
Title: Secretary

Address: 40 Burton Hills Blvd. Ste. 370, Nashville, TN 37215

E-mail address(es): benson.sloan@ruralhcgroup.com

EXHIBIT A

Company Parties

1.
SPARTA TEXAS ACO, INC.
2.
CAREMAX, INC.
3.
CAREMAX MEDICAL CENTER OF BROWARD, L.L.C.
4.
SUNSET HOLDING, L.L.C.
5.
CARE OPTIMIZE, L.L.C.
6.
CAREMAX MEDICAL CENTER OF LITTLE HAVANA, L.L.C.
7.
CAREMAX MEDICAL CENTER OF EAST HIALEAH, L.L.C.
8.
CAREMAX MANAGEMENT L.L.C.
9.
SUNSET CARDIOLOGY, L.L.C.
10.
PHYSICIAN SERVICE ORGANIZATION, L.L.C.
11.
CAREMAX IPA, L.L.C.
12.
CAREMAX MEDICAL GROUP, L.L.C.
13.
CAREMAX MEDICAL CENTER OF HIALEAH, L.L.C.
14.
SENIOR MEDICAL ASSOCIATES, L.L.C.
15.
CAREMAX OF MIAMI, L.L.C.
16.
CAREMAX MEDICAL CENTER OF NORTH MIAMI, L.L.C.
17.
CAREMED PHARMACY, L.L.C.
18.
CAREMAX MEDICAL CENTER OF TAMARAC, L.L.C.
19.
CAREMAX MEDICAL CENTER OF WESTCHESTER, L.L.C.
20.
JESUS MONTESANO M.D., L.L.C.
21.
HEALTHCARE ADVISORY SOLUTIONS, L.L.C.
22.
MANAGED HEALTHCARE PARTNERS, L.L.C.
23.
IMC MEDICAL GROUP HOLDINGS, L.L.C.
24.
CAREMAX MEDICAL CENTERS OF CENTRAL FLORIDA, L.L.C.
25.
CARE GARAGE, L.L.C.

26.
ANALITICO, L.L.C.
27.
INTERAMERICAN MEDICAL CENTER GROUP, L.L.C.
28.
CLEAR SCRIPTS, L.L.C.
29.
PRIMARY PROVIDER, INC.
30.
CAREMAX MEDICAL CENTER OF PEMBROKE PINES, L.L.C.
31.
JOSE ORCASITA-NG, L.L.C.
32.
CARE HOLDINGS GROUP, L.L.C.
33.
CAREMAX MEDICAL CENTER OF HOMESTEAD, L.L.C.
34.
IMC TRANSPORT FLEET, L.L.C.
35.
PINES CARE MEDICAL CENTER, L.L.C.
36.
CAREMAX MEDICAL CENTER OF CORAL WAY, L.L.C.
37.
STALLION MEDICAL MANAGEMENT, L.L.C.
38.
CAREMAX MEDICAL CENTER, L.L.C.
39.
CAREMAX MEDICAL CENTER OF LITTLE HAVANA II, L.L.C.
40.
SPARTA MERGER SUB I L.L.C.
41.
SPARTA MERGER SUB II L.L.C.
42.
SPARTA MERGER SUB III L.L.C.
43.
CAREMAX ACCOUNTABLE CARE NETWORK, L.L.C.
44.
CAREMAX NATIONAL CARE NETWORK, L.L.C.
45.
CAREMAX HEALTH PARTNERS, L.L.C.
46.
CAREMAX HOLDINGS, L.L.C.
47.
CARE ALLIANCE, L.L.C.
48.
CAREMAX MEDICAL CENTERS OF LOUISIANA, L.L.C.
49.
MEDICAL CARE OF TEXAS, P.L.L.C.
50.
MEDICAL CARE OF TENNESSEE, P.L.L.C.
51.
MEDICAL CARE OF NY, P.C.
52.
CARE OPTICAL, L.L.C.

53.
SAPPHIRE HOLDINGS, L.L.C.
54.
RX MARINE INC